UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 15, 2017

MTS SYSTEMS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MINNESOTA	0-02382	41-0908057
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

14000 TECHNOLOGY DRIVE, EDEN PRAIRIE, MN 55344
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(952) 937-4000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 22, 2017, MTS Systems Corporation (the “Company”) issued a press release reporting that, due to the ongoing internal investigation of apparent violations by certain employees in its China operations of the Company’s code of conduct, the filing of its Quarterly Report on Form 10-Q for the period ended December 31, 2016 (the “Quarterly Report”) was delayed beyond the February 14, 2017 extended filing due date. A copy of such press release is attached as Exhibit 99.1 hereto.

As a result of the delayed filing and because the Company remains delinquent in filing its Annual Report on Form 10-K for the fiscal year ended October 1, 2016 (the “Annual Report” and together with the Quarterly Report, the “Reports”), the Company received a formal notification letter from The Nasdaq Stock Market LLC (“Nasdaq”) on February 15, 2017 indicating that the Company remains out of compliance with Nasdaq Listing Rule 5250(c)(1) for continued listing. Such notices are routinely issued by Nasdaq in situations when there are late filings with the Securities and Exchange Commission (the “SEC”). In accordance with Nasdaq’s previous letter dated December 6, 2016 (the “Initial Letter”), as disclosed in the Company’s Current Report on Form 8-K filed with the SEC on December 9, 2016, the Company was required to submit a plan to regain compliance with Nasdaq’s filing requirements for continued listing within 60 calendar days of the date of the Initial Letter. On January 27, 2017, the Company submitted its plan to regain compliance with Nasdaq’s filing requirements for continued listing, and such plan is currently under review by Nasdaq. As a result of the additional delinquency, the Company is required to submit an update to its original compliance plan no later than March 2, 2017. Upon acceptance of the Company’s compliance plan, Nasdaq is permitted to grant an extension of up to 180 calendar days from the original filing due date of the Annual Report, or until May 30, 2017, for the Company to regain compliance with Nasdaq’s filing requirements for continued listing.

The notice has no immediate effect on the listing of the Company’s common stock on Nasdaq. Once the investigation is completed, including the evaluation of its findings, the Company expects to complete its assessments as to the impacts to the financial statements and effectiveness of internal controls over financial reporting and file the Reports with the SEC. As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on January 24, 2017, the Company received a waiver and consent from its lenders to deliver its Reports on or before April 24, 2017, which is within the 180-day period described above. The Company now expects to deliver and file the Reports prior to April 24, 2107. Upon filing the Reports, the Company intends to again be in compliance with Nasdaq’s continued listing requirements.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is being furnished herewith:

99.1	Press Release dated February 22, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS SYSTEMS CORPORATION
(Registrant)

Date: February 22, 2017	By:	/s/ Jeffrey P. Oldenkamp
Jeffrey P. Oldenkamp
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Title	Method of filing
99.1	Press Release dated February 22, 2017	Furnished electronically